James Smith & Company
                           a Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS
                420 Glen Lakes Tower, 9400 N. Central Expressway
                            Dallas, Texas 75231-5098
                         214/373-8900, Fax 214/369-8314


July 21, 1998

United States Securities and Exchange Commission
Washington, D. C. 20549

Dears Sirs:

We refer to Form 8-K filed by Empire Gold, Inc. on June 2, 1998, under the Securities act of 1934, as amended. In connection with the Form 8-K, we agree with, as of the date hereof, all statements made with regard to Item 304-Change in Principal auditors pursuant to Regulation S-K.






/s/ James Smith & Company